EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268619 and 333-256850 on Form S-3 and Registration Statement Nos. 333-274917, 333-272103, 333-270742, 333-267192, 333-238571, 333-221552, 333-214846, 333-204055, 333-189985, 333-169067, 333-161642, and 333-125796 on Form S-8 of our report dated March 15, 2024, relating to the financial statements of Abeona Therapeutics Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCH LLP

Morristown, New Jersey

March 15, 2024